         MORGAN STANLEY VARIABLE INVESTMENT SERIES STRATEGIST PORTFOLIO
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        JULY 1, 2007 - DECEMBER 31, 2007

                                                                     AMOUNT OF    % OF
                                       OFFERING       TOTAL           SHARES     OFFERING  % OF FUNDS
SECURITY         PURCHASE/   SIZE OF   PRICE OF      AMOUNT OF      PURCHASED   PURCHASED     TOTAL                    PURCHASED
PURCHASED       TRADE DATE  OFFERING    SHARES       OFFERING         BY FUND    BY FUND      ASSETS       BROKERS       FROM
-------------------------------------------------------------------------------------------
                                                                                                            Cit,
  General                                                                                                JPMorgan,
  Electric                                                                                                 Lehman       Lehman
Company 5.250%    11/29/07     --      $99.195   $4,000,000,000.00  470,000.00    0.01%       0.79%      Brothers,      Brothers
 due 12/6/2017                                                                                         Morgan Stanley
                                                                                                         Goldman,
                                                                                                        Sachs & Co.,
                                                                                                         JPMorgan,
                                                                                                          Wachovia
                                                                                                        Securities,
                                                                                                       Deutsche Bank
                                                                                                        Securities,
                                                                                                           Lehman
                                                                                                       Brothers, RBS
                                                                                                         Greenwich
                                                                                                          Capital,
   AT&T Inc.      12/03/07      --     $99.559   $2,000,000,000.00  130,000.00    0.00%       0.22%       Cabrera       JPMorgan
  6.300% due                                                                                              Capital      Securities
   1/15/2038                                                                                           Markets, LLC,
                                                                                                          Mitsubishi
                                                                                                             UFJ
                                                                                                         Securities,
                                                                                                         CastleOak
                                                                                                        Securities,
                                                                                                        L.P., Morgan
                                                                                                        Stanley, UBS
                                                                                                         Investment
                                                                                                             Bank